Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2025, in the Registration Statement (Form S-4 No. 333-XXXXX) and the related prospectus of Oglethorpe Power Corporation for the registration of $350,000,000 of 5.8% Green First Mortgage Bonds, Series 2024A due 2054, and $350,000,000 of 5.9% Green First Mortgage Bonds, Series 2025A due 2055.
/s/ Ernst & Young LLP
Atlanta, Georgia
April 2, 2025